CORINDUS VASCULAR ROBOTICS, INC. S-8

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2014 Stock Award Plan of Corindus Vascular Robotics, Inc. of our report dated March 15, 2017, with respect to the consolidated financial statements of Corindus Vascular Robotics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
August 9, 2017